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                                EXHIBIT (d)(3)(d)
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                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                       NATIONWIDE SEPARATE ACCOUNT TRUST,
                       VILLANOVA MUTUAL FUND CAPITAL TRUST
                                       AND
                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY

                            EFFECTIVE JANUARY 5, 2001

FUNDS  OF  THE  TRUST   ADVISORY  FEES                           EFFECTIVE  DATE
Nationwide  Small  Cap  0.60%  of  the  average daily net        October 1, 2000
Growth  Fund            assets  of  the  Subadviser's  Assets

Nationwide  Small       0.60%  of  the  average  daily  net
Company  Fund           assets  of  the  Subadviser's  Assets    January 5, 2001

          TRUST:
          NATIONWIDE  SEPARATE  ACCOUNT  TRUST

          By:  /s/  Dina  Tantra
          Name:     Dina  Tantra
          Title:    Assistant  Secretary

          ADVISER:
          VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

          By:  /s/  Kevin  S.  Crossett
          Name:     Kevin  S.  Crossett
          Title:    Vice  President  -Associate  General  Counsel

          SUBADVISER
          WADDELL  &  REED  INVESTMENT  MANAGEMENT  COMPANY

          By:  /s/  Henry  J.  Hermann
          Name:     Henry  J.  Herrmann
          Title:    President



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